UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2016

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Boston, Massachusetts		02108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (857) 414-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to update the Current Report on Form 8-K filed by Così, Inc. (the “Company”) on August 22, 2016 (the “Original Report”) with the U.S. Securities and Exchange Commission.  Except as set forth below, this Amendment does not otherwise amend, update or change any disclosure contained in the Original Report.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2016, the Company notified RJ Dourney that, as a result of his termination as President and Chief Executive Officer of the Company on August 22, 2016, Mr. Dourney’s term as a director of the Company automatically terminated on August 22, 2016 pursuant to the Company’s Amended and Restated Certificate of Incorporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: August 26, 2016

/s/ Vicki Baue
Name: Vicki Baue
Title: Vice President & General Counsel, CCO